UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2005

ARBINET-THEXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street; Tower II; Suite 450 New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 509-9100
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.    Entry Into a Material Definitive Agreement.

Arbinet-thexchange, Inc. (“Arbinet”) and Silicon Valley Bank (“SVB”) entered into a Non-Recourse Receivable Purchase Agreement on November 28, 2005 (the “Agreement”) whereby SVB agrees to buy from Arbinet all right, title, and interest (but none of the related obligations) of Arbinet to the payment of all sums owing or to be owing from certain members of Arbinet arising out of certain invoices of such members up to an aggregate of Ten Million Dollars ($10,000,000.00). The Agreement has an initial term of two years. Arbinet intends to use this facility with SVB in lieu of the facility previously provided by Highbridge/Zwirn Special Opportunities Fund, L.P., which will terminate on December 12, 2005 pursuant to its terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET-THEXCHANGE, INC.

By:	/s/ John Roberts
Name: John Roberts Title: Chief Financial Officer

Date: December 1, 2005